Exhibit 99.1

CuriosityStream Extends CEO Clint Stinchcomb’s Contract Through 2029

SILVER SPRING, Md.—July 16, 2025 - (BUSINESS WIRE)--CuriosityStream Inc. (NASDAQ: CURI, or the “Company”), a leading global factual entertainment media company, today announced that its Board of Directors has approved a new four-year employment agreement with President and Chief Executive Officer Clint Stinchcomb, extending his leadership through June 30, 2029.

Under the terms of the agreement, Mr. Stinchcomb’s annual base salary will remain unchanged and Mr. Stinchcomb will be eligible for annual performance-based cash bonuses with increasing target opportunities over the term. He will also be granted 2.4 million performance-based restricted stock units (RSUs) with dividend equivalent rights, which will vest in tranches based on achievement of specified stock price thresholds and financial performance metrics, including revenue and adjusted free cash flow growth. Subject to stockholder approval of an increase in the share reserve under the Company’s equity plan, Mr. Stinchcomb is also eligible to receive up to 1.6 million additional RSUs with dividend equivalent rights, with vesting conditions based on CURI’s share price.

“Our Board is delighted to report the renewal of Clint Stinchcomb’s employment agreement for his continued leadership role as President and CEO of CuriosityStream,” said John Hendricks, Chairman of the Board. “As most observers will attest, Clint is a key force in media, and he is currently driving our company’s revenue and cash flow to new levels while also building exciting new revenue streams and opportunities in AI licensing, traditional licensing, advertising, and subscriptions. Clint’s new four-year contract has been fashioned to conform with the best practices in corporate governance to align executive compensation with shareholder value growth measured primarily by absolute stock price hurdles.”

Mr. Stinchcomb has served as President and CEO of CuriosityStream since 2018 and previously held executive roles at Discovery Communications and other leading media companies.

Cautionary Statements Regarding Forward-Looking Information

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, CuriosityStream’s expectations or predictions of future financial or business performance or conditions, plans to pay regular dividends, consumers’ valuation of factual content, and the Company’s continued success. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “predicts” or “intends” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed under “Risk Factors” in CuriosityStream’s Annual Report on Form 10-K for the year ended December 31, 2024, that the Company filed with the Securities and Exchange Commission (the “SEC”) on March 25, 2025, and in CuriosityStream’s other SEC filings. These risk factors are important to consider in determining future results and should be reviewed in their entirety. Forward-looking statements are based on the current belief of the management of

CuriosityStream, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and CuriosityStream is not under any obligation, and expressly disclaims any obligation to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports that CuriosityStream has filed or will file from time to time with the SEC.

In addition to factors previously disclosed in CuriosityStream’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks related to CuriosityStream’s ability to maintain and develop new and existing revenue-generating relationships and partnerships or to significantly increase CuriosityStream’s subscriber base and retain customers; (ii) the effects of pending and future legislation; (iii) risks of the internet, online commerce and media industry; (iv) the highly competitive nature of the internet, online commerce and media industry and CuriosityStream’s ability to compete therein; (v) litigation, complaints, and/or adverse publicity; and (vi) privacy and data protection laws, privacy or data breaches, or the loss of data.

About CuriosityStream Inc.

CuriosityStream Inc. is the entertainment brand for people who want to know more. The global media company is home to award-winning original and curated factual films, shows, and series covering science, nature, history, technology, society, and lifestyle. With millions of subscribers worldwide and thousands of titles, the company operates the flagship Curiosity Stream SVOD service, available in more than 175 countries worldwide; Curiosity Channel, the linear television channel available via global distribution partners; Curiosity University, featuring talks from the best professors at the world's most renowned universities as well as courses, short and long-form videos, and podcasts; Curiosity Now, Curiosity Explora, and other free, ad-supported channels; Curiosity Audio Network, with original content and podcasts; and Curiosity Studios, which oversees original programming. Curiosity Inc. is a wholly owned subsidiary of CuriosityStream Inc. (Nasdaq: CURI). For more information, visit CuriosityStream.com.

Contact:
CuriosityStream Investor Relations
Brett Maas
IR@CuriosityStream.com